Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Yueda Digital Holding (formerly known as AirNet Technology Inc.) of our report dated April 26, 2024, relating to the consolidated financial statements of AirNet Technology Inc., appearing in its Annual Report on Form 20-K for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore

September 22, 2025